Exhibit 99.1

Clearwater Paper Refinances Debt and Secures New Credit Facility

September 21, 2026

SPOKANE, Wash., Clearwater Paper Corporation (NYSE: CLW) today announced the successful refinancing of its senior notes due in 2028, along with the refinancing of both its existing term revolver credit facility and its existing ABL revolving credit facility. The existing notes and credit facilities have been replaced with a new term loan and revolving credit facility, meaningfully extending the company’s debt maturities.

On September 18, 2026, Clearwater Paper entered into an amended and restated credit agreement with AgWest Farm Credit, PCA, as administrative agent, and a syndicate of lenders.

The new financing package includes:

•	A $200 million revolving credit facility with approximately $15 million outstanding at closing.

•	A $275 million term loan facility, which was fully funded at closing.

The revolving credit facility also includes an uncommitted $100 million increase option that is available to Clearwater Paper subject to lender participation, delivery of its 2027 year-end financial statements and other customary conditions.

“This refinancing extends our debt maturities and provides greater certainty as we execute our long-term strategy,” said Arsen Kitch, President and CEO. “We appreciate the support of our Farm Credit System partners and believe the new capital structure gives Clearwater Paper a stable foundation for continued execution of our business and capital allocation priorities.”

Borrowings under the new credit agreement were used to pay off and terminate the existing ABL credit facility and pay the redemption price, which will be used to redeem Clearwater Paper’s outstanding $275 million senior notes due 2028 in full.

The new credit agreement matures in five years, on September 18, 2031, thereby extending Clearwater Paper’s long-term debt maturity profile.

For more information, see Clearwater Paper’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 21, 2026.

ABOUT CLEARWATER PAPER CORPORATION

Clearwater Paper is a premier independent supplier of paperboard packaging products to North American converters. Headquartered in Spokane, Wash., our team produces high-quality paperboard that provides sustainable packaging solutions for consumer goods and food service applications. For additional information, please visit our website at www.clearwaterpaper.com.

FORWARD LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the expected benefits of Clearwater Paper’s refinancing transaction; Clearwater Paper’s debt maturity profile; the availability and potential use of the uncommitted increase option under the revolving credit facility; and Clearwater Paper’s ability to execute its long-term strategy and business and capital allocation priorities. These forward-looking statements are based on management’s current expectations, assumptions and information available as of the date of this press release and are subject to change. Clearwater Paper’s actual results may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: Clearwater Paper’s ability to realize the anticipated benefits of the refinancing transaction; the availability of borrowings under the revolving credit facility; lender participation in, and Clearwater Paper’s satisfaction of the conditions applicable to, the uncommitted increase option; Clearwater Paper’s ability to comply with the covenants and satisfy the terms and conditions contained in the credit agreement; changes in interest rates and general economic conditions; Clearwater Paper’s level of indebtedness and ability to service its debt; and other risks and uncertainties described from time to time in Clearwater Paper’s public filings with the Securities and Exchange Commission, including Clearwater Paper’s Annual Report on Form 10-K for the year ended December 31, 2025, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Form 8-K and other documents filed with the Securities and Exchange Commission. The foregoing list of important factors is not exhaustive, and undue reliance should not be placed on any forward-looking statements. The forward-looking statements are made as of the date of this press release and Clearwater Paper does not undertake to update any forward-looking statements, except as may be required by law.

Clearwater Paper Corporation

Investors contact:

investorinfo@clearwaterpaper.com

509-344-5906

News media:

Virginia Aulin, Senior Vice President, Human Resources and Corporate Affairs

509-344-5967

Virginia.aulin@clearwaterpaper.com